Exhibit 99.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, M. David Jones, the Chairman and Chief Executive Officer of Wallace Computer Services, Inc. (the “Company”) certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended January 31, 2003 of the Company (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ M. David Jones
M. David Jones
Wallace Computer Services
Chairman and Chief Executive Officer

March 7, 2003